EXHIBIT 4.10

NON-PLAN STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) entered into as of this 28th day of April, 2006, (the “Effective Date”) between UltraStrip Systems, Inc. (the “Company”) and Joe M. Allbaugh (the “Optionee”).

WHEREAS, the Optionee has previously been granted non-qualified stock options from the Company subject to the terms and conditions contained in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises hereafter set forth and for other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.

Grant of Non-Qualified Options. The Company affirms that the Optionee has the right and option (the “Options”) to purchase all or any part of the shares of authorized but unissued or treasury common stock of the Company on the terms and conditions herein set forth in the table below and in the rest of the Agreement.

Grant Date	No. of Securities Underlying Grant	Exercise Price	Expiration Date
7/1/05	1,000,000	$1.00	6/30/10

The common stock shall be unregistered unless the Company voluntarily files a registration statement covering such shares with the Securities and Exchange Commission. The Options are not intended to be Incentive Stock Options as defined by Section 422 of the Internal Revenue Code of 1986 (the “Code”).

2.

When Exercisable; Vesting. The Options are fully vested and exercisable except that 500,000 of the Options granted on July 1, 2005 vest on June 30, 2006, subject to that certain Representation Agreement with an effective date of July 1, 2005 not having been terminated by June 30, 2006.

3.

Termination of Relationship.

(a)

If for any reason, except death, the Optionee (or an entity the Optionee controls) is neither a consultant to nor a director of the Company, all rights granted hereunder shall terminate effective three months from the date the Optionee ceases to so act.

(b)

Notwithstanding any other provision of this Agreement, all Options shall be immediately forfeited at the option of the Company’s Board of Directors (the “Board”) in the event of:

(1)

Termination of the Optionee’s consulting relationship or director position with the Company referred to in Section 3(a) for any reason including, but not limited to, fraud, theft, dishonesty or violation of Company policy;

(2)

Purchasing or selling securities of the Company without written authorization in accordance with the Company’s inside information guidelines then in effect;

(3)

Breaching any duty of confidentiality including that required by the Company’s inside information guidelines then in effect;

(4)

Competing with the Company;

(5)

Being unavailable for consultation after termination of the Optionee’s consulting relationship or director position with the Company referred to in Section 3(a) if such availability is a condition of any agreement between the Company and the Optionee;

(6)

Recruitment of Company personnel after termination of the Optionee’s consulting relationship or director position with the Company referred to in Section 3(a), whether such termination is voluntary or for cause;

(7)

Failure to assign any invention or technology to the Company if such assignment is a condition of any agreements between the Company and the Optionee; and

(8)

A finding by the Company’s Board that the Optionee has acted against the interests of the Company.

(c)

If the Optionee shall die while a director of the Company or the consulting relationship referred to in Section 3(a) has not been terminated, the Optionee’s estate or any Transferee, as defined herein, shall have the right within one year from the date of the Optionee’s death to exercise the Optionee’s Options to the extent the right to exercise to the Options shall have accrued at the date of death, except to the extent the Options shall have been exercised prior thereto. For the purpose of this Agreement, “Transferee” shall mean a person to whom such shares are transferred by will or by the laws of descent and distribution.

(d)

No transfer of the Options by the Optionee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the letters testamentary or such other evidence as the Board may deem necessary to establish the authority of the state and the acceptance by the Transferee or Transferees of the terms and conditions of the Options.

(e)

If the Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while a director of the Company or the consulting relationship as referred to in Section 3(a) has not been terminated, the three month period referred to in Section 3(a) hereof shall be extended to one year.

4.

Profits on the Sale of Certain Shares; Redemption. If any of the events specified in Section 3(b) of this Agreement occur within one year from the last date the Optionee ceases to be a director or the consulting relationship, as referred to in Section 3(a) has been terminated (the “Termination Date”) (or such longer period required by any written agreement), all profits earned from the Optionee’s sale of the Company’s securities, including the sale of shares of common stock underlying Options, during the two-year period commencing one year prior to the Termination Date shall at the option of the Board be forfeited and forthwith paid by the Optionee to the Company. Further, in such event, the Company may at its option redeem shares of common stock acquired upon exercise of Options. The Company’s rights under this Section 4 do not lapse one year from the Termination Date but are a contract right subject to any appropriate statutory limitation period.

5.

Method of Exercise. The Options shall be exercisable by a written notice which shall:

(a)

state the election to exercise the Options, the number of shares to be exercised, the person in whose name the stock certificate or certificates for such shares of common stock is to be registered, the Optionee’s address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

(b)

contain such representations and agreements as to the holder’s investment intent with respect to such shares of common stock as set forth in Section 9 hereof;

(c)

be signed by the person or persons entitled to exercise the Options and, if the Options are being exercised by any person or persons other than the optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Options.

(d)

be accompanied by full payment of the purchase or exercise price therefor in United States dollars by check.

The certificate or certificates for shares of common stock as to which the Options shall be exercised shall be registered in the name of the person or persons exercising the Options.

6.

Adjustments. Upon the occurrence of any of the following events, the Optionee’s rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided unless otherwise specifically provided in a written agreement between the Optionee and the Company relating to such Options:

(a)

If the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of its common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b)

If the Company is to be consolidated with or acquired by another entity pursuant to an Acquisition, the Board of any entity assuming the obligations of the Company hereunder (the “Successor Board”) shall either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition; or (ii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options over the exercise price thereof.

(c)

In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 6(b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of common stock, the Optionee upon exercising Options shall be entitled to receive for the purchase price paid upon such exercise the securities the Optionee would have received if the Optionee had exercised the Options prior to such recapitalization or reorganization.

(d)

Except as expressly provided herein, no issuance by the Company of shares of common stock of any class or securities convertible into shares of common stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends or other distributions paid in cash or in property other than securities of the Company.

(e)

No fractional shares shall be issued and the Optionee shall receive from the Company cash in lieu of such fractional shares.

(f)

The Board or the Successor Board shall determine the specific adjustments to be made under this Section 6, and its determination shall be conclusive. If the Optionee receives securities or cash in connection with a corporate transaction described in Section 6(a), (b) or (c) above as a result of owning such restricted common stock, such securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted common stock with respect to which such securities or cash were issued, unless otherwise determined by the Board or the Successor Board.

7.

Necessity to Become Holder of Record. Neither the Optionee nor the Optionee’s estate, as provided in Section 3(c), shall have any rights as a shareholder with respect to any shares covered by the Options until such person shall have become the holder of record of such shares. No adjustment shall be made for cash dividends or cash distributions, ordinary or extraordinary, in respect of such shares for which the record date is prior to the date on which he/she shall become the holder of record thereof.

8.

Reservation of Right to Terminate Relationship. Nothing contained in this Agreement shall restrict the right of the Company to terminate the Optionee’s consulting relationship referred to in Section 3(a) with the Company at any time, with or without cause. The termination by the Company of the Optionee’s consulting relationship referred to in Section 3(a), shall have the results provided for in Sections 3 and 4 of this Agreement.

9.

Conditions to Exercise of Options. In order to enable the Company to comply with the Securities Act of 1933 (the “Securities Act”) and relevant state law, the Company may require the Optionee, the Optionee’s estate, or any Transferee as a condition of the exercising of the Options granted hereunder, to give written assurance satisfactory to the Company that the shares subject to the Options are being acquired for the Optionee’s own account, for investment only, with no view to the distribution of same, and that any subsequent resale of any such shares either shall be made pursuant to a registration statement under the Securities Act and applicable state law which has become effective and is current with regard to the shares being sold, or shall be pursuant to an exemption from registration under the Securities Act and applicable state law.

The Options are subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares of common stock subject to the Options upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with the issue or purchase of shares under the Options, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected.

10.

Duties of Company. The Company shall at all times during the term of Options:

(a)

Reserve and keep available for issue such number of shares of its authorized and unissued common stock as will be sufficient to satisfy the requirements of this Agreement;

(b)

Pay all original issue taxes with respect to the issue of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith;

(c)

Use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

11.

Prior Agreements. This Agreement replaces and supersedes any prior agreements relating to the Options.

12.

Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

13.

Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Martin County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the

American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

14.

Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

15.

Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar overnight next business day delivery, or by facsimile delivery followed by overnight next business day delivery, as follows:

The Optionee:

Joe M. Allbaugh

101 Constitution Avenue, NW

Suite 525 East

Washington, DC 20001-2133

Facsimile: (202) 589-0622

The Company:

UItraStrip Systems, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

Attention: Jacqueline McGuire

Facsimile: (772) 781-4778

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender’s facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

16.

Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

17.

Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

18.

Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

19.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

20.

Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

21.

Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF the parties hereto have set their hands and seals the day and year first above written.

ULTRASTRIP SYSTEMS, INC.

By:

_____________________________________

James C. Rushing III, Chief Financial Officer

OPTIONEE

By:

_____________________________________

Joe M. Allbaugh